Exhibit 1.1

TRIO PETROLEUM CORP.

UNDERWRITING AGREEMENT

[●] Shares of Common Stock

[●] Pre-funded Warrants to Purchase [●] Shares of Common Stock

[______________], 2024

SPARTAN CAPITAL SECURITIES, LLC

As Representative of the several

Underwriters listed in Schedule I hereto

c/o Spartan Capital Securities, LLC

45 Broadway, 19th Floor

New York, New York 10006

Ladies and Gentlemen:

Trio Petroleum Corp., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters,” or each, an “Underwriter”), for whom Spartan Capital Securities, LLC (“Spartan Capital”) is acting as the representative (the “Representative”), an aggregate of $5,000,000 of registered securities of the Company, including but not limited to [●] shares (the “Firm Shares”) of common stock, $0.0001 par value per share (the “Common Stock”) and [●] pre-funded warrants to purchase up to an aggregate of [●] shares of Common Stock in lieu of shares of Common Stock (the “Firm Pre-Funded Warrants” and together with the Firm Shares, the “Firm Securities”). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 4 hereof, in the aggregate, up to [●] additional shares of Common Stock (the “Option Shares”) or pre-funded warrants in lieu of shares (the “Option Pre-Funded Warrants” and together with the Option Shares, the “Option Securities”) representing 15% of the total Firm Shares and Firm Pre-Funded Warrants sold in the offering.

The Firm Shares and the Option Shares are collectively referred to as the “Shares”; the Firm Pre-Funded-Warrants and the Option Pre-Funded Warrants are collectively referred to as the “Pre-Funded Warrants”; and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants are referred to as the “Warrant Shares”. The Shares, the Pre-Funded Warrants and the Warrant Shares are hereinafter collectively referred to as the “Securities.” All the Securities offered pursuant to the Registration Statement (as defined below) are hereinafter referred to as the “Offering.”

The documents executed and delivered by the Company, and Spartan Capital in connection with the Offering shall be collectively referred to herein as the “Transaction Documents.”

The Company and the several Underwriters hereby confirm their agreement as follows:

1. Registration Statement and Prospectus.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement covering the Securities on Form S-1 (File No. 333-280816) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, including a preliminary prospectus relating to the Securities and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement. Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission. Such registration statement, including amendments thereto (including post effective amendments thereto) and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise at the time of effectiveness thereof (the “Effective Time”), the exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at the Effective Time or thereafter during the period of effectiveness, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the pricing of the offering contemplated hereby is hereinafter called the “Pricing Prospectus.”

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The Company is filing with the Commission pursuant to Rule 424(b) under the Securities Act a final prospectus covering the Securities, which includes the information permitted to be omitted therefrom at the Effective Time by Rule 430A under the Securities Act. Such final prospectus, as so filed, is hereinafter called the “Final Prospectus.” The Final Prospectus, the Pricing Prospectus and any Preliminary Prospectus in the form in which they were included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Prospectus.” Reference made herein to any Preliminary Prospectus, the Pricing Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, incorporated by reference in such Preliminary Prospectus or the Final Prospectus, as the case may be.

The Commission has not notified the Company of any objection to the use of form of Registration Statement or any post-effective amendment thereto.

2. Representations and Warranties of the Company Regarding the Offering.

(a) The Company represents and warrants to, and agrees with, the Underwriters, as of the date hereof, as of the Closing Date (as defined in Section 4(d) below) and as of each Option Closing Date (as defined in Section 4(b) below), as follows:

(i) No Material Misstatements or Omissions. At each time of effectiveness, at the date hereof, at the Closing Date, and at each Option Closing Date, if any, the Registration Statement and any post-effective amendment thereto complied, complies or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not, does not, and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined in Section 2(a)(iv)(1) below) as of 4:30 PM (Eastern time) (the “Applicable Time”) on the date hereof, at the Closing Date and on each Option Closing Date, if any, and the Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date and at each Option Closing Date, if any, and any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Disclosure Package, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representative specifically for use in the preparation thereof, which written information is described in Section 7(g). The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement, or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii) Marketing Materials. The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Securities other than the Time of Sale Disclosure Package, any Testing-the-Waters Communications, and the roadshow or investor presentations delivered to and approved by the Representative for use in connection with the marketing of the offering of the Securities (the “Marketing Materials”).

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(iii) Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication in connection with the offering contemplated hereby other than Testing the Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in any Testing-the-Waters Communication in connection with the offering contemplated hereby. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act (“Written Testing-the-Waters Communications”) other than those previously provided to the Underwriters and listed on Schedule IV. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. Each Written Testing-the-Waters Communication did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of Securities will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(iv) Accurate Disclosure. (A) The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of Securities. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, no Issuer Free Writing Prospectus, as of its issue date and at all subsequent times though the completion of the public offer and sale of the Securities, has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(g). As used in this paragraph and elsewhere in this Agreement:

(1) “Time of Sale Disclosure Package” means the Prospectus most recently filed with the Commission before the time of this Agreement, including any preliminary prospectus supplement deemed to be a part thereof, each Issuer Free Writing Prospectus, and the description of the transaction provided by the Underwriters included on Schedule II.

(2) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(v) Company Not Ineligible Issuer. At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(vi) Free Writing Prospectus. Each Issuer Free Writing Prospectus listed on Schedule III satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

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(vii) Financial Statements. The financial statements of the Company, together with the related notes and schedules, included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved. No other financial statements or schedules are required under the Securities Act, the Exchange Act, or the Rules and Regulations to be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(viii) Independent Accountants. To the Company’s knowledge, Bush & Associates CPA LLC, which has expressed its opinion with respect to the financial statements and schedules included as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(ix) Accounting and Disclosure Controls. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language (if any) included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting adversely. As used in this Agreement, the term “subsidiary” or “subsidiaries” means any subsidiaries of the Company.

Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Pricing Prospectus, the Company has developed and currently maintains disclosure controls and procedures that will comply in all material respects with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(x) Forward-Looking Statements. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or the Marketing Materials.

(xi) Statistical and Marketing-Related Data. All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or included in the Marketing Materials, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

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(xii) Trading Market. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NYSE American (the “NYSE American”). To the Company’s knowledge, there is no action pending by NYSE to delist the Common Stock from the NYSE, nor has the Company received any notification that the NYSE is contemplating terminating such listings, that has not been cured and terminated. When issued, the Shares and the Warrant Shares will be listed on the NYSE American. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that it will be in compliance in all material respects with all applicable corporate governance requirements set forth in the rules of the NYSE American that are then in effect and will take all action it deems reasonably necessary or advisable to assure that it will be in compliance in all material respects with other applicable corporate governance requirements set forth in the NYSE American rules not currently in effect upon and all times after the effectiveness of such requirements.

(xiii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xiv) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

3. Representations and Warranties Regarding the Company.

(a) The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof and as of the Closing Date and as of each Option Closing Date, if any, as follows:

(i) Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or formation. Each of the Company and its subsidiaries has the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have or be reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(ii) Authorization. The Company has the power and authority to enter into this Agreement, the Pre-Funded Warrants and the other Transaction Documents and to authorize, issue and sell the Securities as contemplated by this Agreement, the Pre-Funded Warrants and the other Transaction Documents. Each of this Agreement, the Pre-Funded Warrants and the other Transaction Documents has been duly authorized by the Company, and when executed and delivered by the Company, will constitute the valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

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(iii) Issuance of Securities. The Securities are duly authorized for issuance and sale pursuant to this Agreement and the Transaction Documents, will be issued in compliance with all applicable securities laws and will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. The Shares and the Warrant Shares, when issued and paid for in accordance with the applicable documents, will be duly and validly issued, fully paid and non-assessable, free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, registration right, preemptive right or other restriction imposed by the Company or to which the Company is obligated. The holders of the Securities will not be subject to personal liability by reason of being such holders. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. When issued, the Option Securities will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the exercise price therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and the Option Securities are enforceable against the Company in accordance with their terms; provided, however, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or at law).

(iv) Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times from its duly authorized capital stock, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue (A) Option Shares upon exercise of the Over-allotment Option (as defined below), and (B) shares of Common Stock issuable upon exercise of outstanding Pre-Funded Warrants.

(v) Contracts. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a material breach or material violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected or (B) conflict with, result in any material violation or material breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or material obligation or other material understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, default, or Default Acceleration Event not reasonably likely to result in a Material Adverse Effect, or (C) result in a material breach or material violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or by-laws.

(vi) No Violations of Governing Documents. Neither the Company nor any of its subsidiaries is in material violation, breach or default under its certificate of incorporation, by-laws or other equivalent organizational or governing documents.

(vii) Consents. No consents, approvals, orders, authorizations or filings are required on the part of the Company in connection with the execution, delivery or performance of this Agreement, the Pre-Funded Warrants or the other Transaction Documents and the issue and sale of the Securities, except (A) the registration under the Securities Act of the Securities, which has been deemed effective by the Commission, (B) the necessary filings and approvals from NYSE American to list the Shares and the Warrant Shares, which approvals have been received, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the several Underwriters, (D) such consents and approvals as have been obtained and are in full force and effect, and (E) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(viii) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued shares of capital stock or limited liability company membership interests, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.

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(ix) Taxes. Each of the Company and its subsidiaries has (a) filed all foreign, federal, state and local tax returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and (b) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary (except where the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect). The provisions for taxes payable, if any, shown on the financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. To the Company’s knowledge, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries that would be reasonably likely to result in a Material Adverse Effect. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(x) Material Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, upon the conversion of outstanding shares of preferred stock or other convertible securities or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(xi) Absence of Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there is not pending nor, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(xii) Permits. The Company and each of its subsidiaries holds and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

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(xiii) Good Title. The Company and each of its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(xiv) Intellectual Property. The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. To the knowledge of the Company, no action or use by the Company or any of its subsidiaries, involves or gives rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries have received any notice alleging any such infringement or fee. To the Company’s knowledge, none of the technology employed by the Company or any subsidiary, has been obtained or is being used by the Company or such subsidiary in violation of any contractual obligation binding on the Company or such subsidiary or, to the Company’s knowledge, any of the officers, directors or employees of the Company or any subsidiary, or, to the Company’s knowledge, otherwise in violation of the rights of any persons, except in each case for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xv) Employment Matters. There is (A) no unfair labor practice complaint pending against the Company or any of its subsidiaries, nor to the Company’s knowledge, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s knowledge, threatened against it and (B) no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries, principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(xvi) ERISA Compliance. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

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(xvii) Environmental Matters. The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable), upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.

(xviii) SOX Compliance. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof. (the “Sarbanes-Oxley Act”) that are then in effect and will take all action it deems reasonably necessary or advisable to assure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon it and at all times after the effectiveness of such provisions.

(xix) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

(xx) Foreign Corrupt Practices Act. Neither the Company, any of its subsidiaries nor any director or officer of the Company or any subsidiary, nor, to the knowledge of the Company, any employee, representative, agent, affiliate of the Company or any of its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxi) OFAC. Neither the Company, any of its subsidiaries nor any director or officer of the Company or any subsidiary, nor, to the knowledge of the Company, any employee, representatives, agent or affiliate of the Company or any of its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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(xxii) Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xxiii) Books and Records. The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books of the Company and each of its subsidiaries (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(xxiv) No Undisclosed Contracts. There is no Contract or document required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement, the Time of Sale Disclosure Package or in the Final Prospectus or to be filed as an exhibit to the Registration Statements which is not so described or filed therein as required; and all descriptions of any such Contracts or documents contained in the Registration Statement, the Time of Sale Disclosure Package and in the Final Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, no such Contract has been suspended or terminated for convenience or default by the Company or any subsidiary party thereto or any of the other parties thereto, and neither the Company nor any of its subsidiaries has received notice, and the Company has no knowledge, of any such pending or threatened suspension or termination.

(xxv) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders (or analogous interest holders), customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus and which is not so described.

(xxvi) Insider Transactions. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company, any of its subsidiaries or any of their respective family members, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under applicable law.

(xxvii) Contracts Affecting Capital. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or its subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus which have not been described or incorporated by reference as require.

(xxviii) No Registration Rights. No person or entity has the right to require registration of the resale of Common Stock or other securities of the Company or any of its subsidiaries within 30 days of the date hereof, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

(xxix) Filer Status. As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations. In addition, the Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the end of the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations, would be) required by the Securities Act to be delivered in connection with sales of the Securities.

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(xxx) Continued Business. No supplier, customer, distributor or sales agent of the Company or any subsidiary has notified the Company or any subsidiary that it intends to discontinue or decrease the rate of business done with the Company or any subsidiary, except where such discontinuation or decrease has not resulted in and could not reasonably be expected to result in a Material Adverse Effect.

(xxxi) No Finder’s Fee. There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to any Underwriter or the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriter’s compensation, as determined by FINRA.

(xxxii) No Fees. Except for fees paid to the Representative, as otherwise disclosed to the Representative in writing, or as set forth in the Company’s public filings, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxxiii) Proceeds. None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxxiv) No FINRA Affiliations. To the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of any class of the Company’s securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representative and counsel to the Underwriters if it becomes aware that any officer, director of the Company or its subsidiaries or any owner of 5% or more of any class of the Company’s securities is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxxv) No Financial Advisor. Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxxvi) Certain Statements. The statements set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects, and under the caption “Description of Securities” insofar as they purport to constitute a summary of (i) the terms of the Company’s outstanding securities, (ii) the terms of the Securities, and (iii) the terms of the documents referred to therein, are accurate, complete and fair in all material respects.

(xxxvii) Prior Sales of Securities. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding preferred stock, options, rights or warrants or other outstanding convertible securities.

(b) Any certificate signed by any officer of the Company and delivered to the Representative on behalf of the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

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4. Purchase, Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Securities to the several Underwriters, and the several Underwriters agree, severally and not jointly, to purchase the Firm Securities set forth opposite the names of the Underwriters in Schedule I hereto. The purchase price for each Firm Share is $[●] per share (92.5% of the public offering price per Firm Share) and $[●] (97% of the public offering price per Firm Share, with respect to sales made to investors introduced to the Representative by the Company). The purchase price for each Firm Pre-Funded Warrant is $[●] (92.5% of the public offering price per Firm Pre-Funded Warrant) and $[●] (97% of the public offering price per Firm Pre-Funded Warrant, with respect to sales made to investors introduced to the Representative by the Company); the exercise price for each Warrant Share issuable upon exercise of the Firm Pre-Funded Warrants is $0.0001.

(b) The Company hereby grants to the Underwriters, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the option (the “Over-allotment Option”) to purchase, severally and not jointly, in the aggregate, up to [●] additional shares of Common Stock (or Pre-Funded Warrants in lieu of shares) representing 15% of the total Firm Shares and Firm Pre-Funded Warrants sold in the Offering. The purchase price to be paid per Option Share shall be equal to the price per Firm Share sets forth in Section 4(a) hereof. The purchase price to be paid per Option Pre-Funded Warrant shall be equal to the price per Firm Pre-Funded Warrant sets forth in Section 4(a) hereof. This Over-allotment Option may be exercised by the Underwriters at any time and from time to time within forty-fifth (45th) days after the Closing Date, by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Option Securities as to which the option is being exercised, and the date and time when the corresponding Option Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriter otherwise agree. If the Underwriters elect to purchase less than all of the Option Securities which the Underwriters are entitled to purchase pursuant to this Agreement, the Company agrees to sell to the Underwriters the number of Option Securities obtained by multiplying the number of Option Securities, as applicable, specified in such notice by a fraction, the numerator of which is the number of Firm Shares and Firm Pre-Funded Warrants set forth opposite the names of the Underwriters in Schedule I hereto under the caption “Number of Firm Shares and Firm Pre-Funded Warrants to be Purchased” and the denominator of which is the total number of Firm Shares and Firm Pre-Funded Warrants to be purchased as set forth in Schedule I.

(c) Payment of the purchase price for and delivery of the Option Securities shall be made on an Option Closing Date in the same manner and at the same office as the payment for the Firm Securities as set forth in subparagraph (d) below.

(d) The Firm Securities will be delivered by the Company to the Representative, for the respective accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Spartan Capital Securities, LLC, 45 Broadway, 19th Floor, New York, NY 10006, or such other location as may be mutually acceptable, at 9:00 a.m. Eastern Time, on the third (or if the Firm Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Option Securities, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Securities is referred to herein as the “Closing Date.” On the Closing Date, the Company shall deliver the Firm Securities which shall be registered in the name or names and shall be in such denominations as the Representative may request on behalf of the Underwriters at least one (1) business day before the Closing Date, to the respective accounts of the several Underwriters, which delivery shall with respect to the Firm Shares, be made through the facilities of the Depository Trust Company’s DWAC system.

(e) It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Securities and Option Securities the Underwriters have agreed to purchase. The Representative, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or any Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

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5. Covenants.

(a) The Company covenants and agrees with the Underwriters as follows:

(i) The Company shall prepare the Final Prospectus in a form approved by the Representative and file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and Regulations.

(ii) During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Representative the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(iii) From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A or 430C as applicable, under the Securities Act and will use its best efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iv) (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or counsel to the Underwriters to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act, the Company will promptly notify the Representative, allow the Representative the opportunity to provide reasonable comments on such amendment, prospectus supplement or document, and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

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(B) If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v) The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(vi) The Company will furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request; .provided, that any information or documents available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System shall be considered furnished for purposes of this Section 5(a)(vi).

(vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(viii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities (including all fees and expenses of the registrar and transfer agent of the Securities, and the cost of preparing and printing stock certificates and warrant certificates), (B) all reasonable expenses and reasonable fees (including, without limitation, reasonable fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Representative shall designate, (D) the reasonable filing fees and reasonable fees and disbursements of counsel to the Underwriters incident to any required review and approval by FINRA, of the terms of the sale of the Securities, (F) listing fees, if any, (G) reasonable costs of background checks of the Company’s officers, directors and other key employees, (H) reasonable fees and expenses of the Representative in incurred in connection with a “road show”, if any, including reasonable costs for transportation and lodging of Representative personnel participating in and facilitating any such “road show” (and including the costs associated with the use of a third-party electronic road show service (such as NetRoadshow)), (I) fees and costs charged by any escrow agent or clearing agent not to exceed $10,000, and (J) all other reasonable costs and reasonable expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The Company will reimburse the Representative for the Underwriters’ reasonable out-of-pocket expenses, including legal fees and disbursements and expenses under this subsections 5(viii)(A)-(J), in connection with the purchase and sale of the Securities contemplated hereby up to an aggregate of $150,000. In addition, 0.5% of the gross proceeds of the offering shall be provided to the Representative for non-accountable expenses and the Company will reimburse the Representative for reasonable costs incurred for the use of a third-party electronic road show service. Notwithstanding the foregoing, any amounts paid or payable under this Section 5(a)(viii) in no way limits or impairs the indemnification and contribution obligations set forth in Section 7 hereof and any advance received by the Representative will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

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(ix) The Company intends to apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the heading “Use of Proceeds.”

(x) The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xi) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally, and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule IV. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(xii) The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending 30 days after the date hereof (“Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (iv) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank. The restrictions contained in the preceding sentence shall not apply to (1) the Securities to be sold hereunder, (2) the issuance of Common Stock upon the exercise of options or warrants or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Final Prospectus, (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units or shares of Common Stock that do not vest during the Lock-Up Period pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Final Prospectus, (4) the filing of a Registration Statement on Form S-8 or any successor form thereto, (5) the issuance of unregistered securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising more than $500,000 in capital or to an entity whose primary business is investing in securities, (6) the issuance of any securities to Triton Funds or any of its affiliates and (7) the issuance of any securities pursuant to the Company’s “at-the-market” offering program referred to in the Prospectus. If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

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(xiii) The Company hereby agrees, during a period of three (3) years from the effective date of the Registration Statement, to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Underwriters as soon as reasonably practicable upon availability, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, that any information or documents available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System shall be considered furnished for purposes of this Section 5(a)(xiii).

(xiv) The Company hereby agrees to engage and maintain, at its expense a registrar and transfer agent for the Common Stock.

(xv) The Company hereby agrees to use its reasonable best efforts to obtain approval to list the Shares and the Warrant Shares, on the NYSE American and to maintain the listing thereof on the NYSE American .

(xvi) Until two (2) years after the date of this Agreement the Company shall use its best efforts to cause the Registration Statement to remain effective with a current prospectus and to maintain the registration of the Common Stock under the Exchange Act. During such period, the Company shall not deregister the Common Stock under the Exchange Act without the prior written consent of the Representative.

(xvii) The Company hereby agrees not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(xviii) If the Company consummates any public or private offering, capital raising transaction or other financing of any kind (a “Tail Financing”) during the 12-month period following the Closing Date (the “Tail Term”), to the extent any such Tail Financing is provided to the Company, in whole or in part, by investors whom Spartan Capital had contacted and introduced to the Company, such investor met with the Company and invested in the Offering (“Spartan Contacts”) during the Tail Term, then the Company shall, in connection with each Tail Financing during the Term, (i) pay to the Spartan Capital a cash fee, or as to an underwritten offering an underwriting discount, equal to 7.5% of the aggregate gross proceeds raised from Spartan Contacts (and if a Tail Financing includes an over-allotment option or other additional investment component, 7.5% of the aggregate gross proceeds of such proportional number of shares of Common Stock attributable to Spartan Contacts participating in such Tail Financing and sold pursuant to such over-allotment option or other investment component). If the engagement between Spartan and the Company terminates for cause prior to such Tail Financing, pursuant to FINRA Rule 5110(g)(5)(B), the Company shall not be obligated to pay any fees to Spartan Capital under this Section 5(a)(xviii) in respect of such Tail Financing.

6. Conditions of the Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder to purchase the Securities are subject to the accuracy, as of the date hereof and at all times through the Closing Date, and on each Option Closing Date (as if made on the Closing Date or such Option Closing Date, as applicable), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a) Post Effective Amendments and Prospectus Filings; No Stop Orders, Requests for Information and No Amendments. If filing of the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Final Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; any request of the Commission or the Representative for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the satisfaction of the Representative.

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(b) Stock Exchange Listing. The Common Stock shall be approved for listing on the NYSE American and satisfactory evidence thereof shall have been provided to the Representative and its counsel.

(c) FINRA No Objection. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d) No Material Adverse Effects. The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which the Representative reasonably considers material, or omits to state a fact which the Representative reasonably considers material and is required to be stated therein or necessary to make the statements therein not misleading.

(e) No Actions, Suits or Proceedings. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus and the Final Prospectus, there shall have been no actions, suits or proceedings instituted, or to the Company’s knowledge, threatened against or affecting, the Company or any of its officers in their capacity as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign.

(f) Company Securities. On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(g) All Representations True and Correct and All Conditions Fulfilled. Each of the representations and warranties of the Company contained herein shall be true and correct as of the date of the Agreement and at the Closing Date as if made at the Closing Date and any Option Closing Date, as the case may be, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and any Option Closing Date, shall have been duly performed, fulfilled or complied with.

(h) Opinions of Counsel to the Company. On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative on behalf of the Underwriters the opinion and negative assurance letter of Ellenoff Grossman & Schole LLP, counsel to the Company, each dated the Closing Date or the Option Closing Date, as applicable, and each addressed to the Underwriters, each in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit C.

(i) Opinion of Counsel to the Underwriters. On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriters the negative assurance letter of Manatt, Phelps & Phillips, LLP, counsel to the Underwriters, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to Representative.

(j) Accountants’ Comfort Letter. The Underwriters shall have received a letter from each of Bush & Associates CPA LLC. on the date hereof and on the Closing Date and on each Option Closing Date, addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Underwriters.

(k) Officers’ Certificates. On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriters an officers’ certificate substantially in the form required by Exhibit D attached hereto, dated the Closing Date and on each Option Closing Date and addressed to the Underwriters, signed by the chief executive officer and chief financial officer of the Company, in their capacities as officers of the Company.

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(l) Secretary’s Certificate. On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriters a secretary’s certificate substantially in the form required by Exhibit E attached hereto, dated the Closing Date and on each Option Closing Date and addressed to the Underwriters, signed by the secretary of the Company, in his/her capacity as an officer of the Company.

(m) Company Certificates. The Company shall have furnished to the Representative such certificates, in addition to those specifically mentioned herein, as the Representative may have reasonably requested as to the accuracy and completeness at the Closing Date and any Option Closing Date of any statement in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, as to the accuracy at the Closing Date and any Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

(n) Transfer Agent’s Certificate. The Company’s transfer agent shall have furnished or caused to be furnished to the Representative a certificate satisfactory to the Representative of one of its authorized officers with respect to the issuance of the Shares and such other customary matters related thereto as the Representative may reasonably request.

(o) Eligible for DTC Clearance. At or prior to the Closing Date and each Option Closing Date, the Shares shall be eligible for clearance and settlement through the facilities of the DTC.

(p) Lock-Up Agreements. On or before the date hereof, the Representative shall have received duly executed lock-up agreement (each a “Lock-Up Agreement”) in the form set forth on Exhibit A hereto, by and between the Representative and each of the parties specified in Schedule V.

(q) Compliance with Blue Sky Laws. The Securities shall be qualified for sale in such states and jurisdictions as the Representative may reasonably request, including, without limitation, qualification for exemption from registration or prospectus delivery requirements in the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

(r) Exchange Act Registration. One or more registration statements in respect of the Common Stock have been filed on Form 8-A pursuant to Section 12(b) of the Exchange Act, each of which registration statement complies in all material respects with the Exchange Act.

(s) Good Standing. On the date of the commencement of sales of Securities under this Offering, and at the Closing Date and any Option Closing Date, the Company shall have furnished to the Representative satisfactory evidence of the good standing of the Company, in its jurisdictions of organization (to the extent the concept of “good standing” or such equivalent concept exists under the laws of the applicable jurisdictions) and its good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions. If the applicable jurisdiction does not have a concept of “good standing,” the Company will furnish evidence in writing or any standard form of telecommunication from the appropriate governmental authorities that the relevant company was duly incorporated and remains duly registered in the jurisdiction of its incorporation.

(t) Others. The Company shall have furnished to the Representative and its counsel such additional documents, certificates and evidence as the Representative and its counsel may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Date or on the Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Section 5(a)(viii), Section 5(a)(xviii), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

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7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or the Marketing Materials or in any other materials used in connection with the offering of the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(g).

(b) Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its directors and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(g), and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating, and defending against any such loss, claim, damage, liability or action. The obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount applicable to the Securities to be purchased by such Underwriter hereunder actually received by such Underwriter.

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(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

(d) The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount of the of the underwriting discount applicable to the Securities to be purchased by such Underwriter hereunder actually received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting commitments and not joint.

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(f) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of each Underwriter under this Section 7 shall be in addition to any liability that each Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(g) For purposes of this Agreement, each Underwriter severally confirms, and the Company acknowledges, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, other than the statement set forth in the last paragraph on the cover page of the Prospectus, the marketing and legal names of each Underwriter, and the statements set forth in the “Underwriting” section of the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus only insofar as such statements relate to the amount of selling concession and re-allowance, if any, or to over-allotment, stabilization and related activities that may be undertaken by such Underwriter.

8. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company contained herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the several Underwriters and the Company contained in Section 5(a)(viii), Section 5(a)(xviii), and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

9. Termination of this Agreement.

(a) The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date or any Option Closing Date (as to the Option Securities to be purchased on such Option Closing Date only), if in the discretion of the Representative, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE American or trading in securities generally on the Nasdaq Stock Market, the NYSE or the NYSE American shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, the NYSE or the NYSE American, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in the United States or international political, financial or economic conditions or any other calamity or crisis, or (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or (vii) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(viii), Section 5(a)(xviii) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b) If the Representative elects to terminate this Agreement as provided in this Section 9, the Company and the other Underwriters shall be notified promptly by the Representative by telephone, confirmed by letter.

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10. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Representative of the Underwriters, shall be mailed, delivered or telecopied to the parties as follows:

if to the Representative:

SPARTAN CAPITAL SECURITIES, LLC

45 Broadway, 19th Floor

New York, NY 10002

Attention: Stephen Faucetta, Managing Director - Investment Banking

E-mail: sfaucetta@spartancapital.com

with copies to:

Manatt, Phelps & Phillips, LLP

695 Town Center Drive, 14th Floor

Costa Mesa, CA 92626

Attention: Thomas J. Poletti , Esq. and Veronica Lah, Esq.

Email: tpoletti@manatt.com; vlah@manatt.com

if to the Company:

Trio Petroleum Corp.

5401 Business Park South, Suite 115

Bakersfield, CA 93309

Attention: Robin Ross, Chief Executive Officer

Email: rross@triopetroleum.us

with copies to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attn: Scott Miller, Esq

Email: smiller@egsllp.com

or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any Underwriters.

12. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) each Underwriter has been retained solely to act as underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that no Underwriter has any obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter and not on behalf of the Company.

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13. Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

14. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. Submission to Jurisdiction. The Company and the Representative each irrevocably (a) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan or the United States District Court for the Southern District of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package, any Prospectus and the Final Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. EACH OF THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) AND EACH UNDERWRITER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE, ANY PROSPECTUS AND THE FINAL PROSPECTUS.

17. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

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Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

TRIO PETROLEUM CORP.

By:

Name:	Robin Ross

Title:	Chief Executive Officer

Confirmed as of the date first above-mentioned by the Representative.

SPARTAN CAPITAL SECURITIES, LLC

By:

Name:

Title:

[Signature page to Underwriting Agreement]

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SCHEDULE I

Name	Number of Firm Shares and Firm Pre-Funded Warrants to be Purchased	Number of Option Securities to be Purchased
SPARTAN CAPITAL SECURITIES, LLC	[●] Firm Shares	Up to [●] Option Shares and/or Option Pre-Funded Warrants
[●] Firm Pre-Funded Warrants

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SCHEDULE II

Final Term Sheet

Number of Firm Shares:		[●]
Number of Firm Pre-Funded Warrants:		[●]
Number of Option Shares and/or Option Pre-Funded Warrants:		[●]
Public Offering Price per Firm Share:	$	[●]
Public Offering Price per Firm Pre-Funded Warrant:	$	[●]
Public Offering Price per Option Share:	$	[●]
Public Offering Price per Option Pre-Funded Warrant:	$	[●]
Underwriting Discount per Firm Share (or Firm Pre-Funded Warrant):	$	[●]
Underwriting Discount per Option Share (or Option Pre-Funded Warrant):	$	[●]
Proceeds to Company per Firm Share (or Firm Pre-Funded Warrant):	$	[●]
Proceeds to Company per Option Share (or Option Pre-Funded Warrant) [●]:	$	[●]

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SCHEDULE III

Free Writing Prospectus

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SCHEDULE IV

Written Testing-the-Waters Communications

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SCHEDULE V

List of officers, directors and shareholders executing lock-up agreements

Robin Ross

Terence B. Eschner

Steven Rowlee

Stanford Eschner

Gregory L. Overholtzer

William J. Hunter

John Randall

Thomas J. Pernice

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EXHIBIT A

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of __, 2024, by and between Spartan Capital Securities, LLC (“Spartan”) and Trio Petroleum Corp., a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Underwriting Agreement (as defined below).

BACKGROUND

A. The Company has entered into a Underwriting Agreement, dated of even date herewith (the “Underwriting Agreement”), with Spartan with respect to a firm commitment underwriting of shares of the Company’s common stock.

B. The Holder is the record and/or beneficial owner of the number of shares of Common Shares set forth on the signature page hereto.

D. As a condition of, and as a material inducement for Spartan to enter into and consummate the transactions contemplated by the Underwriting Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that, without the prior written consent of Spartan, which consent may be withheld for any reason or no reason, it will not offer, sell, agree to offer or sell, solicit offers to purchase, convert, contract to sell, pledge, encumber, assign, borrow, or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of the Company (these actions, collectively, “Transfer”).

(b) In furtherance of the foregoing, the Company will (i) place a stop order on all Lock-up Shares, including those that may be covered by a registration statement, and (ii) notify the Company’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the Company’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement. Immediately upon expiration of the Lock-Up Period, the Company shall remove and reverse all such stop orders and transfer agent instructions promptly.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means the period commencing on the Closing Date (as such term is defined in the Underwriting Agreement) and ending on the date that is sixty (60) days after the Closing Date.

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The restrictions set forth herein shall not apply to:

(1) Transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended);

(2) Transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family or to a charitable organization;

(3) by virtue of the laws of descent and distribution upon death of the Holder;

(4) by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(5) Transfers to a partnership, limited liability company or other entity of which the Holder and/or the Holder’s immediate family are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(6) in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(7) the entry, by the Holder of any trading plan providing for the sale of Common Shares by the Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “10b5-1 Plan”), and the sale of any Common Shares under any such new 10b5-1 Plan or any currently existing 10b5-1 Plan; and

(8) Excluding the sale of an shares of Common Stock, pursuant to a 10b5-1 Plan, as provided in paragraph (7) immediately Transfers of no more than five percent (5%) of the total Lock-Up Shares in the aggregate taking into account all Transfers during the Lock-Up Period (provided that total Transfers during any period of five (5) consecutive Trading Days shall not exceed five percent (5%) of the daily average trading volume of Company Shares over the immediately preceding five Trading Days; and provided further that any shares of Common Stock sold pursuant to a 10b5-1 Plan shall not be counted towards the number of shares of Common Stock permitted to be sold, pursuant to this paragraph (8); and

in the case of clauses (1) through (6) where such transferee agrees to be bound in writing by the terms of this Agreement.

For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries to a third-party purchaser; (b) a sale resulting in a majority or more of the voting power of the Company being held by Persons or a Group that did not own a majority of the voting power of the Company prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of the Company with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, subject to the Enforceability Exceptions, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The undersigned acknowledges that the execution, delivery and performance of this Agreement is a material inducement to each of the parties to the Underwriting Agreement to complete the transactions contemplated by the Underwriting Agreement and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder.

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3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), (i) any Common Shares or any Securities exercisable for, exchangeable for, or convertible into Common Shares, or any economic interest in or derivative of such securities, or (ii) any Common Shares or any securities of the Company exercisable for, exchangeable for, or convertible into Common Shares, or any economic interest in or derivative of such securities, other than those securities specified on the signature page hereto. For purposes of this Agreement, the shares of Common Shares beneficially owned by the Holder as of the Closing Date are collectively referred to as the “Lock-up Shares.”

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Termination of the Underwriting Agreement. This Agreement shall be binding upon the parties in accordance with Section 8 hereof, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Underwriting Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligation hereunder.

6. Notices. Any notices required or permitted to be sent hereunder shall be given in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, (i) if delivered by 5:00 PM Eastern Time on a Business Day, on the date of delivery, and (ii) otherwise on the first Business Day after such delivery; (b) if by electronic mail or facsimile, on the date of transmission with affirmative confirmation of receipt; or (c) three Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)	If to the Company, to:

Trio Petroleum Corp.

5401 Business Park South, Suite 115

Bakersfield, CA 93309

Attn: Robin Ross

E-mail: rross@triopetroleum.us

(b)	If to Spartan, to:. Spartan Capital Securities LLC 45 Broadway - 19th Floor New York, NY 10006 Attn: Stephen Faucetta, Managing Director – Investment Banking E-mail: sfaucetta@spartancapital.com or to such other address as any party may have furnished to the others in writing in accordance herewith.

7. Captions and Headings. The captions and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one and the same agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

9. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Spartan and its successors and assigns.

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10. Severability. A determination by a court or other legal authority that any provision of this Agreement is invalid, illegal or unenforceable shall not affect the validity or enforceability of any other term or provision hereof. The parties shall cooperate in good faith to modify (or cause such court or other legal authority to modify) this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11. Amendment. This Agreement may be amended or modified (and performance hereof may be waived) by written agreement executed by each of the parties hereto.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Underwriting Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has caused this Lock-up Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Signature

Print Name

Position in Company, if any

NUMBER OF LOCK-UP SHARES: [*]

Address for Notice: [*]

Email: [*]

[Signature Page to Lock-up Agreement]

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EXHIBIT B

Form of Press Release

Trio Petroleum Corp.

[Date]

Trio Petroleum Corp., a Delaware corporation (the “Company”), announced today that Spartan Capital Securities, LLC, the Representative in the Company’s recent public sale of shares of common stock and warrants are [waiving][releasing] a lock-up restriction with respect to shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on , 202_, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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EXHIBIT C

Company Counsel Opinion

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EXHIBIT D

Form of Officer’s Certificate

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EXHIBIT E

Form of Secretary’s Certificate

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